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                                                                   EXHIBIT 99.1

                         UNISON HEALTHCARE CORPORATION
                   $100,000,000 12.25% SENIOR NOTES DUE 2006
                           SOURCES AND USES OF FUNDS


Source of funds:
        Private offering of Senior Notes                        $100,000,000
                                                                ============

Uses of funds: (1)
        Signature Acquisition payment                           $ 43,067,000
        Ampro Acquisition payment                                    487,000
        Reduction of revolving credit facility                     9,100,000 (2)
        Repayment of Bank Financing                                7,634,000 (3)
        Repayment of BritWill note and reduction of
          contingent obligation                                    9,750,000
        Repayment of Omega Leasehold Mortgage Financing            4,034,000 (4)
        Repayment of the Sunbelt Notes                             2,048,000 (5)
        Repayment of certain other indebtedness                    2,883,000 (6)
        General corporate purposes                                15,547,000 (7)
        Fees and expenses                                          5,450,000 (8)
                                                                ------------

                Total uses of funds                             $100,000,000
                                                                ============

        (1) The funds were used over a period of time beginning on October 31, 1996 through approximately March 15, 1997.

        (2) Includes $200,000 of fees. The revolving credit facility was paid down to a zero balance with proceeds of the Offering, and has since been drawn upon. As of March 24, 1997 the outstanding balance was approximately $2,651,000. The balance is subject to change on a daily basis.

        (3) Includes interest and fees in the amount of $134,000.

        (4) Includes interest in the amount of $34,000.

        (5) Includes interest in the amount of $48,000. The holders of the Sunbelt Notes elected to receive a portion of the total payment due them in the form of Unison common stock valued at $800,000.

        (6) Includes bank debt of Ampro and Sunbelt in the aggregate amount of $896,000; debt owed to various parties in connection with prior acquisitions by Ampro or Unison in the aggregate amount of $1,095,000; and $892,000 of other indebtedness.

        (7) Includes disbursements for reduction of accounts payable; working capital related to the conversion of therapy services to Sunbelt from other providers; costs related to certain capital expenditures; costs related to the relocation of the corporate office; costs related to the upgrade of the general ledger, accounts payable, payroll, and labor time-keeping systems; costs related to acquisitions in the approximate amount of $1,067,000; and other costs.

        (8) Includes costs related to the Offering as well as certain costs related to the Ampro and Signature acquisitions, including a fee to Trouver Capital Partners, L.P. in the amount of $83,940.